UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	April 20, 2004
Date of Earliest Event Reported:	April 20, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161

(Registrant’s telephone number, including area code)

Item 7.                    Financial Statements and Exhibits

(c)   Exhibits.

Exhibit 99.1	Boise Cascade Corporation earnings release dated April 20, 2004

Exhibit 99.2	Selected pages from Boise Cascade Corporation’s First Quarter 2004 Fact Book

Item 12.                  Results of Operations and Financial Condition.

On April 20, 2004, we issued an earnings release announcing our first quarter 2004 financial results, a copy of which is attached as Exhibit 99.1.  Additionally, executive management will discuss our first quarter earnings during a webcast and conference call to be held today, April 20, at 12 noon (ET).  To access the webcast or conference call, please go to our website at www.bc.com.

We will issue our First Quarter 2004 Fact Book after we file our first quarter Form 10-Q in May.  In the interim period, selected pages from the Fact Book (Financial Highlights, Summary of Operations, Statistical Review/2003, and Statistical Review/2004) are attached as Exhibit 99.2.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations, we also present the results of our operations before special items, such as gains and losses.  For example, in the attached press release, we present results from the first quarter of 2004 and from the first and fourth quarters of 2003 that exclude items such as the gain on the sale of 79,000 acres of timberland in Louisiana, employee-related costs associated with the announced termination of 550 employees in the first quarter of 2003, the write-down of our plywood and lumber operations in Yakima, Washington, and other items we believe are not indicative of our ongoing operations.

We believe our presentation of results before special items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary
Date: April 20, 2004

EXHIBIT INDEX

Number	Description

99.1	Boise Cascade Corporation earnings release dated April 20, 2004

99.2	Selected pages from Boise Cascade Corporation’s First Quarter 2004 Fact Book